Exhibit 1.1

DISTRIBUTION AGREEMENT

July 3, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Century Communities, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent,” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $100,000,000 (the “Maximum Amount”). Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-226054) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated July 2, 2018 included as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) hereof and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) hereof. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and each Agent agree as follows:

1. Issuance and Sale.

(a)    Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides such Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) hereof (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) the “Exchange” means the New York Stock Exchange.

(b)    Subject to the terms and conditions set forth below, the Company appoints the applicable Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Such Agent will use its respective commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c)    Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d)    If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)    If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or any Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which such Agent would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)    The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.    Transaction Acceptances and Terms Agreements.

(a)    The Company may, from time to time during the Term, propose to an Agent that the Company and such Agent enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email or by any other form acceptable to such Agent from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the Company’s or such Agent’s respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)    The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be 2.0% of the actual sales price of such Shares (the “Gross Sales Price”); provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 5(a)(i) –5(a)(v) hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less such Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)    Payment of the Net Sales Price or the Gross Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). In the event that an Agent delivers the Gross Sales Price to the Company at an Agency Settlement Date, such Agent’s commission shall be set forth and invoiced in a periodic statement from such Agent to the Company and payment of such amount shall be made promptly by the Company after its receipt thereof.

(d)    If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e)    If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties hereto and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

(f) (i)

If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement but other than as set forth in Section (a) hereof, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)	The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)    Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the applicable Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and no Agent shall be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through an Agent.

(j)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one Agent on any single given day (subject to the exceptions set forth in Section 4(n) below), but in no event by more than one Agent; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

(k)    Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the

Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.    Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)    The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof, and has been declared effective by the Commission. There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning any Agent and furnished in writing by or on behalf of any Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount pursuant to Rule 457 under the Act.

(c)    The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)    The Company has the authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; the outstanding shares of capital stock of the Company and each subsidiary of the Company (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company and all of the membership interests in each limited liability company Subsidiary have been duly and validly authorized and issued and fully paid; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(e)    Each of the Company and the Subsidiaries (all of which are named in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement) has been duly incorporated or organized and is validly existing as a corporation or a limited liability company in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate or other power and authority to own its respective properties and to conduct its respective businesses as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, in the case of the Company, to execute and deliver this Agreement and any Terms Agreement and to consummate the transactions contemplated herein and therein.

(f)    The Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) the consummation of the other transactions contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (any such effect or change, where the context so requires is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

(g)    The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, or other organizational documents (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(h)    None of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its Charter Documents, (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties may be bound or affected or (iii) any Law applicable to any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i)    The execution, delivery and performance of this Agreement and any Terms Agreement, and the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and the consummation by the Company of the transactions contemplated hereby, thereby or by any Terms Agreement, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder, thereunder or under any Terms Agreement will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Subsidiary, or (ii) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties may be bound or affected, or under any Law applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches or defaults which have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(j)    This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(k)    Any Terms Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(l)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (collectively, “Governmental Authority”) is required in connection with the Company’s execution, delivery and performance of this Agreement or any Terms Agreement, its consummation of the transactions contemplated herein or by any Terms Agreement, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained under the Act and/or the Exchange Act, and (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Exchange.

(m)    Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(n)    The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to the Agent for use in connection with the public offering of the Shares contemplated herein or by any Terms Agreement have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

(o)    Other than as set forth in Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(p)    The consolidated financial statements and pro forma financial statements of the Company or any predecessor business or entity acquired by the Company, including the notes thereto, included in (or incorporated by reference into) the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (i) fairly present, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified, (ii) correctly reflect and disclose all extraordinary items to the extent required by United States generally accepted accounting principles (“GAAP”), (iii) have been prepared in conformity with GAAP applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus complies as to form in all material respects with the applicable accounting requirements of the Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(q)    Ernst & Young LLP, accounting firm for the Company, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement and the Prospectus or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, independent public accountants as required by the Act and registered with the Public Company Accounting Oversight Board.

(r)    Deloitte & Touche LLP, who has certified certain financial statements related to UCP, Inc. and its subsidiaries, and whose reports on the consolidated financial statements of UCP, Inc. and its subsidiaries are incorporated by reference in each of the Registration Statement and the Prospectus, are, and were during the periods covered by their reports, independent public accountants as required by the Act and registered with the Public Company Accounting Oversight Board.

(s)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and except as may be otherwise stated in such documents, there has not been (A) any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t)    The Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; this Agreement conforms in all material respects to the description thereof contained in the Prospectus and any Permitted Free Writing Prospectus.

(u)    Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(v)    The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement and any Terms Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(w)    All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing on the NYSE, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing rules that are then in effect.

(x)    None of the Company, any Subsidiary or any of their respective directors, officers, representatives or affiliates has taken, and none will take, directly or indirectly, any action which is designed to, which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y)    None of the Company, any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of Financial Industry Regulatory Authority (“FINRA”).

(z)    Any certificate signed by any officer of the Company or any Subsidiary delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(aa)    The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(bb)    Each of the Company and the Subsidiaries has legal, valid and defensible title to all assets and properties reflected as owned by it in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such lease.

(cc)    The descriptions in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable against the Company or such Subsidiaries, as applicable, and, to the Company’s knowledge, the other party thereto, in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(dd)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Subsidiary to conduct the Company’s and each Subsidiary’s business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and, upon reasonable inquiry, none of the Company or any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles.

(ee)    (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, are effective in all material respects to perform the functions for which they were established, and (y) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

(ff)    The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) there are no material weaknesses or significant deficiencies in the Company’s internal controls over financial reporting and (ii) there has been no material change in the Company’s internal controls over financial reporting since the respective dates of the information given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(gg)    The Company and each Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is reasonably appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect.

(hh)    Neither the Company nor any of the Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(ii)    Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)    The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)    None of the Company or any of the Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or any of the Subsidiaries or any agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce a Code of Conduct designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)    Except as otherwise disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them.

(mm)    Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement or the Prospectus.

(nn)    All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the NYSE.

(oo)    (i) the Company knows of no violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the properties of the Company or any Subsidiary or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) each of parcel of real property of the Company or a Subsidiary complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of such property and will not result in a forfeiture or reversion of title; (C) neither the Company nor any Subsidiary has received from any Governmental Authority any written notice of any condemnation of or zoning change affecting such property or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of the Subsidiaries that are required to be described in the Prospectus are disclosed therein; and (E) no lessee of any portion of any of the real property of the Company or any Subsidiary is in default under any of the leases governing such property and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(pp)    Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any Law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or Proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or any Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or a Proceeding by any private party or Governmental Authority, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

(qq)    Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company or any predecessor or, to the knowledge of the Company, any former owner of any of the Company’s or any predecessor’s real property has received any notice from any Governmental Authority or any other person, nor is there any pending or threatened Proceeding, alleging that the Company has any liability under any Environmental Law or is not in compliance with any Environmental Law.

(rr)    The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein or by any Terms Agreement.

(ss)    No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act to be described Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(tt)    Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus Supplement under the caption “Use of Proceeds”, will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(uu)    There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vv)    The Company, the Subsidiaries and, to the knowledge of the Company, any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at all times have been, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company.

(ww)    The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xx)    The Company’s email direct marketing activities have not violated, in any material respect, the CAN SPAM Act or any other federal or state law or regulation applicable to electronic direct marketing.

(yy)    Neither the Company nor any of the Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law.

(zz)    The operations of the Company and the Subsidiaries and, to the Company’s knowledge, its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aaa)    Each of the Company and the Subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of the Subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(bbb)    Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder or under any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ccc)    The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all interactive data in eXtensible Business Reporting Language (“XBRL Data”) required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd)    The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

4.    Certain Covenants of the Company. The Company hereby agrees with each Agent:

(a)    For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)    To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by such Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)    To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto; and (vii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act.

(d)    In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)    To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)    To make available to the Agents at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)    To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h)    If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as

then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)    To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)    To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)    Not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)    Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to the Company, (vii) the fees and disbursements of Ernst & Young LLP, the Company’s independent registered public accounting firm, and Deloitte & Touche LLP, the independent registered public accounting firm with regards to certain financial statements of UCP, Inc. and its subsidiaries, (viii) the performance of the Company’s other obligations hereunder and under any Terms Agreement, and (ix) the documented out-of-pocket expenses of the Agents, including the reasonable fees and disbursements of counsel to the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder; provided that, except as otherwise agreed with the Company, each Agent shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of the Agents other than as specifically provided above.

(m)    With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)     Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement or (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)    The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)    The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(r)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.    Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)    the Company shall have delivered to the Agents:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion and, if not covered in such opinion, a negative assurance letter of Greenberg Traurig LLP, counsel for the Company, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C hereto;

(iii)	a “comfort” letter from Ernst & Young LLP, independent registered public accounting firm for the Company, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)	a “comfort” letter from Deloitte & Touche LLP, independent registered public accounting firm with regards to certain financial statements of UCP, Inc. and its subsidiaries, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(v)	a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letters referred to in Section 5(a)(iii) or Section 5(a)(iv) hereof;

(vi)	evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vii)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)	such other documents as the Agents shall reasonably request; and

(b)    the Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Davis Polk & Wardwell LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6.    Additional Covenants of the Company. The Company further covenants and agrees with each Agent as follows:

(a)    Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(v) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates hereof furnished to the Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) any Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, however, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)    On each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to the Agents (A) the written opinion and negative assurance letter of Greenberg Traurig LLP, counsel to the Company, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the opinion and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)    (i) On each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Ernst & Young LLP, independent registered public accounting firm for the Company, to furnish to the Agent a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, addressing such matters as the Agents may reasonably request. (ii) On each Bring-Down Delivery Date prior to the date the Company files its Annual Report on 10-K for the fiscal year ended December 31, 2018 (such date of filing, the “2018 10-K Filing Date”), the Company shall, unless the Agents agree otherwise, cause Deloitte & Touche LLP, independent registered public accounting firm with regards to certain financial statements of UCP, Inc. and its subsidiaries, to furnish to the Agents a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter. (iii) If the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated and delivered as of the applicable Bring-Down Delivery Date, addressing such matters as the Agents may reasonably request.

(e)    (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time such Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time such Agent delivers a Transaction Acceptance to the Company.

(f)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young LLP and, prior to the 2018 10-K Filing Date, Deloitte &

Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business, representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of each Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young LLP and, prior to the 2018 10-K Filing Date, Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of each Agent and their counsel.

(g)    The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.    Conditions of the Agents’ Obligations. Each Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(b)    At every Bring-Down Delivery Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and a “comfort” letter and other documents provided for under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the Company and each of the Agents agree that an Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by such Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent shall have received the documents described in the preceding sentence.

8.    Termination.

(a) (i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b) (i)	Each Agent may terminate this Agreement with respect to itself at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) there has been any Material Adverse Effect or material change in the senior management of the Company, whether or not arising in the ordinary course of business; or (ii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Agent, impracticable to market the Shares or enforce contracts for the sale of the Shares; or (iii) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other Governmental Authority; or (iv) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other Governmental Authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of such Agent, would reasonably be expected to have a Material Adverse Effect; or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of such Agent, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If an Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)    This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.    Indemnity and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Agent, each Agent’s affiliates, directors and officers, and each person, if any, who controls each Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b)    Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by any Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the third and fifth sentence of the second paragraph and the first sentence of the fourth paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement.

(c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, their affiliates, directors and officers and any control persons of the Agents, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and any control persons of the Agents, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)    If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to an Agent, shall be sufficient in all respects if delivered or sent to the applicable Agent at the address set forth in Schedule B hereto, and, if to the Company, shall be sufficient in all respects if delivered or sent to it at Century Communities, Inc., 8390 East Crescent Parkway, Suite 650, Greenwood Village, CO 80111, Attn: David Messenger (email: DaveM@centurycommunities.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to, (a) if to J.P. Morgan Securities LLC, to Adam Rosenbluth (email: adam.s.rosenbluth@jpmorgan.com), Jemil Salih (email: jemil.d.salih@jpmorgan.com) and Ara Movsesian (email: ara.movsesian@jpmorgan.com), (b) if to Citigroup Global Markets Inc., to Matthew Morris (email: matthew.t.morris@citi.com) and Mark Richman (email: mark.h.richman@citi.com), and (c) if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Thomas J. Opladen (email: Thomas.j.opladen_jr@baml.com); and Transaction Acceptances shall be delivered by the Agent to the Company by email to David Messenger (email: DaveM@centurycommunities.com).

11.    No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

12.    Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.    Governing Law; Construction.

(a)    This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)    The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.    Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated without prior written consent of any party. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

15.    Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

17.    Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.    Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

CENTURY COMMUNITIES, INC.

By:	/s/ David L. Messenger
	Name:	David L. Messenger
	Title:	Chief Financial Officer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the

date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam Rosenbluth
	Name:	Adam Rosenbluth
	Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard L. Moriarty
	Name:	Richard L. Moriarty
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Timothy J. Olsen
	Name:	Timothy J. Olsen
	Title:	Managing Director, Investment Banking

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

•	Dale Francescon, Co-Chief Executive Officer

•	Robert J. Francescon, Co-Chief Executive Officer

•	David L. Messenger, Chief Financial Officer

Schedule B

Contact Information for the Agents

J.P. Morgan Securities LLC

383 Madison Avenue, 10th Floor

New York, New York 10179

Attn:	Adam Rosenbluth

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attn:	Matthew Morris

  Mark Richman

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Attn:	Thomas J. Opladen

Exhibit A

CENTURY COMMUNITIES, INC.

Common Stock

TERMS AGREEMENT

                                     , 20

[J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179]

[Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013]

[Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036]

Dear Sirs:

Century Communities, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated July 3, 2018 (the “Distribution Agreement”), among the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, to issue and sell to [J.P. Morgan Securities LLC]/[Citigroup Global Markets Inc.]/[Merrill Lynch, Pierce, Fenner & Smith Incorporated] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

CENTURY COMMUNITIES, INC.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[J.P. MORGAN SECURITIES LLC

By:
Name:
Title:]

[CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:]

[MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:]

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[●] shares

Price to Public:

$[●] per share

Purchase Price Payable by the Agent:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinion and negative assurance letter referred to in Section 5(a)(ii);

(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the “comfort” letter referred to in Section 5(a)(iv);

(5)	the CFO certificate referred to in Section 5(a)(v);

(6)	the opinion and negative assurance letter referred to in Section 5(b); and

(7)	such other documents as the Agent shall reasonably request.

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of shares of Purchased Securities set forth above.

•	The initial price to public set forth above.

Exhibit B

OFFICERS’ CERTIFICATE

Dated                                     , 20

We, Dale Francescon, Chairman of the Board of Directors and Co-Chief Executive Officer, and David L. Messenger, Chief Financial Officer, of Century Communities, Inc., a Delaware corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement, dated July 3, 2018, among the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

1.    The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2.    The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3.    The Company’s Registration Statement (File No. 333-226054) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4.    Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries, taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

Name:	Dale Francescon
Title:	Chairman and Co-Chief Executive Officer

Name:	David L. Messenger
Title:	Chief Financial Officer

B-2